                                                                  Exhibit 10.11



                        MEMORANDUM OF LEAVE AND LICENSE

     This Memorandum of Leave and License made on this ____ day of November 1996 between:
     (1) Sunil Wadhwani, residing at 930 Osage Road, Pittsburgh, PA 15243,
U.S.A.
     (2) Ashok Trivedi, residing at 1446 Peterson Place, Pittsburgh PA 15241, U.S.A.

     (hereinafter collectively referred to as "the Licensors," which expression shall, unless repugnant to its context, mean and include their heirs, successors and assigns) of the One Part;
                                      and

     Mascot Systems Private Limited, a company incorporated under the Companies Act, 1956 and having its Registered Office at 401 to 410, "C" Wing, Mittal Tower, 47/6 Mahatma Gandhi Road, Bangalore 560 001 (hereinafter referred to as "the Licensee," which expression shall include its successors and liquidators or assigns) of the Other Part.

     WHEREAS, the Licensors are the owners of commercial premises bearing Corporation No. 1 in ward no. 66 (previously known as property no. 99 of Jakkasandra Village and Survey no: 49/43A) situated on Kalyanamadapa Road, Jakasandra, Bangalore more particularly described in the Schedule appended hereto (hereinafter referred to as "the said premises").

     WHEREAS, the Licensees are desirous of taking the said premises on leave and license basis for use as software development center.

     NOW THIS MEMORANDUM WITNESSES AS UNDER:

     1) The Licensee has been given a License to make use of the said premises and more particularly described in the Schedule appended hereto.

     2) The said license has been and shall be regarded as operative from October 1, 1996. The Licensee has agreed to and shall continue to pay license fee in the sum of Rs. 3,25,000 (Rupees three lakhs twenty-five thousand only) per month, inclusive of Municipal Taxes, Cess and all other charges leviable by the local Municipal Authorities. The said sum shall be paid in advance by the Licensee to the Licensors regularly on first day of every English calendar month.

     3) Both the Licensors are equal owners of the said premises, and the Licensee shall pay the monthly License Fee of Rs. 3,25,000 in equal proportion to both the Licensors by drawing a cheque of Rs. 1,62,500 in the name of each of the Licensor.

     4) The said license is given only for the purpose of carrying out the business activities of the Licensee, and the Licensee shall not sublet or subassign the same in favour of anyone.

     5) The License is personal to the Licensee and the Licensee shall have no right to sublet, transfer or part with the possession or occupation of the said premises or any part thereof in any manner and shall not have any right to allow anyone else to make use of the License given to it by the Licensors.

     6) At all times during the continuance of the license, the Licensees shall keep the premises in good and substantial and tenantable repair, and all charges for doing so shall be borne by the Licensee. If, however, there are any major repairs or any reconstruction required by reason of any portion falling down, or being in danger of falling down, the Licensor shall effect such repairs or make reconstruction at its own cost.

     7) The Licensee shall make use of the said premises carefully and always keep them neat and clean and all cost for doing so shall be borne by the Licensee. The Licensee shall not do or cause to be done any act or thing which may amount to nuisance or annoyance, waste or damage to the said premises. If any such damage is, however, caused to the premises, the same shall be repaired by the Licensee at its cost.

     8) If the Licensee is desirous of making at its own cost any alterations or constructions in temporary or permanent structure of constructions in the said premises to meet or suit its needs it may do so with prior written consent of the Licensors, provided there is no permanent damage to the existing premises. Licensors shall not be required to spend any amount in respect of such alterations or reconstructions, and the Licensee shall not be entitled to claim any compensation for such expenses incurred by the Licensee for such alterations or constructions.

     9) The Licensor shall not be liable to the Licensee for any loss or damage caused to any goods or machinery of the Licensee or the life or property or invitees in or out of such premises or on the passage permitted to be used at any time by reason of theft, fire, riot, leakage of water or any act of God or by any reason whatsoever.

     10) In case of any default by the Licensee to abide by the terms and conditions of this License, including failure to pay the License fee for a continuous period of three months, the Licensor shall be entitled to give the Licensee a notice of his intention to revoke the License on the expiry of thirty days from the date of such notice. If the Licensee fails to make good the breach of terms and conditions or fails to make the payment to Licensor, the Licensor shall be entitled to revoke the License by communicating to the Licensee in writing.

     11) Nothing contained herein shall create or shall be construed to create any tenancy right or any interest, estate or rights in respect of the licensed premises, and the premises shall continue to be and shall be deemed to continue to remain in the possession of the Licensors.

     12) This license shall terminate at the end of eleven months. However, by consent of the parties, the said period can be extended for further period of eleven months at a time.

     13) The Licensors or their authorized representatives shall at all times during the continuance of the license be entitled to inspection of the said premises.

     14) If at any time the Licensee is ordered to be wound-up under the orders of a competent court or authority or by passing a resolution for winding-up or permanently closes its business or if any receiver is appointed to take possession of its properties, the license shall come to an end forthwith automatically, and the Licensors shall be entitled to forthwith receive the vacant and peaceful possession of the said premises.

     15) In determination or revocation of the License for any other reason whatsoever, the Licensee shall forthwith hand over to the Licensors the vacant and peaceful possession of the said premises, and the Licensee shall not be entitled to continue to make use of the premises and shall cease to make use of the premises forthwith without raising any dispute and shall remove all its goods, machineries and other properties from the premises, and no employee or servant or any agent or representative of the Licensee shall enter the premises, and the Licensors shall be free to restrain the Licensee and its servants and employees, agents or representatives from entering the premises and making any use thereof, and the Licensors shall also be entitled to remove from the premises any goods or machineries of the Licensee lying in or upon the premises if need be without resource to a court of law, and without incurring any liability whatsoever for any claim or compensation.

     16) This Memorandum of Leave and License shall supersede all earlier understandings, written or otherwise, between the Licensors and Licensee with respect to the lease of the said premises.

                                S C H E D U L E

Commercial premises being Corporation No. 1 in ward no: 66 (previously known as property no: 99 of Jakkasandra Village and Survey No: 49/43A) situated on the Main Road also known as Kalyanamandapa Road, Jakkasandra, Bangalore, consisting of building with basement, ground floor and four upper floors admeasuring about 32500 square feet of built-up area.

     IN WITNESS WHEREOF, the Licensors and the Licensee have signed and sealed this Memorandum the day and year first above written.


SIGNED, SEALED AND DELIVERED             )

by the Licensors                         )

(1)  Sunil Wadhwani                      )

(2)  Ashok Trivedi                       )

SIGNED, SEALED AND DELIVERED             )

by the Licensee                          )

Mascot Systems Private Limited           )

by its Managing Director                 )

Mr. V. Ramakrishna                       )